                                                                    Exhibit 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Great Lakes Bancorp, Inc:

We consent to the reference to our firm under the caption "Experts" in this Amendment No. 3 to the Form S-4 Registration Statement and related prospectus of Bay View Capital Corporation for the registration of up to 4,600,000 shares of its common stock and to the inclusion herein of our report dated March 14, 2006, with respect to the consolidated financial statements of Great Lakes Bancorp, Inc. and subsidiary as of and for the years ended December 31, 2005 and 2004.


/s/ KPMG LLP

Buffalo, New York
March 22, 2006